Exhibit 10.1

HERSHEY UK FINANCE LTD.

and

AMANDA ALMOND

SERVICE AGREEMENT

Exhibit 10.1
THIS AGREEMENT is entered into between the parties on 14th July 2026.

PARTIES

(1)HERSHEY UK FINANCE LTD. a company incorporated and registered in England and Wales with company number 10071374 and whose registered office is at 5 Churchill Place, 10th Floor,
London, United Kingdom, E14 5HU (the "Company"); and

(2)AMANDA ALMOND of 73 Abbey Gardens, Upper Woolhampton, Reading, Berkshire, RG7 5TZ
(the "Executive").

AGREED TERMS

1.Definitions

1.1The following terms shall have the following meanings unless the context requires otherwise:
"Board" means the board of directors of the Company or any person or committee of the board duly appointed by it;
"Capacity" means as agent, consultant, officer, director, employee, owner, partner, shareholder or otherwise;
"Commencement Date" means [INSERT]
"Confidential Information" means trade secrets, and confidential information (in whatever form, including, without limitation, in written, oral, visual or electronic form or stored on any magnetic or optical disk or memory) wherever located relating to the business, products, assets, affairs and finances of any Group Company or any of its or their clients, suppliers, customers, agents, shareholders or management, including, without limitation:
(a)any business, financial and/or strategic information and/or plans including without limitation price, profit and cost information and statistics, discount structures, sales statistics and forecasts, business plans, models and programmes, commercial terms, terms of business, investments, joint ventures, potential business opportunities, expansion plans, marketing plans, surveys and strategies, product and process research and development projects, project activities; and acquisition and divestiture strategies, plans and project activities, business forms, lists and details regarding the remuneration of employees, their experience and other information relating to those employed or engaged by the Company and/or any Group Company (including, without limitation, the terms of this Agreement);
(b)technical data and know-how including, without limitation, manufacturing processes; manuals, recipes and ingredient percentages, formulae, computer programs, processes, methods, inventions, databases, know-how, research activities, training techniques,

Exhibit 10.1
marketing data, operating procedures, operating policies, operating practices, and designs, engineering drawings, new product information;
(c)disputes, litigation, legal strategies, potential disputes, potential litigation and/or legal advice;
(d)names, addresses and/or contact details of customers, potential customers, clients, potential clients, suppliers and/or potential suppliers and lists of actual and potential customers, clients and suppliers;
(e)products and/or services in the course of development;
(f)information in respect of which there is an obligation of confidentiality to a third party; and
(g)any information which is identified as being “confidential” or information described as “confidential” or secret in nature;
which (in each case) the Executive creates, develops, learns, receives or obtains in connection with the Executive’s employment before or after the date of this Agreement, whether or not such information (if in anything other than oral form) is marked confidential;
"Copies" means copies or records of any Confidential Information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory) and wherever located including, without limitation, extracts, analysis, studies, plans, compilations or any other way of representing or recording and recalling information which contains, reflects or is derived or generated from Confidential Information;

"Garden Leave" means any period during which the Company has exercised its rights under clause 29;

“Grant Date” means The Hershey Company’s next practicable scheduled monthly grant date following the Commencement Date;

"Group Company" means the Company, The Hershey Company, and any group undertaking (as such term is defined in section 1161(5) of the Companies Act 2006) of the Company in any jurisdiction from time to time;

"Intellectual Property Rights" means patents, rights to Inventions, copyright and related rights, trademarks, service marks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;

"Invention" means any invention, idea, discovery, development, improvement or innovation, whether or not patentable or capable of registration, and whether or not recorded in any medium;

Exhibit 10.1

"Permitted Investment" has the meaning given to it in clause 23.2; “PSUs” means Performance Stock Units;
“RSUs” means Restricted Stock Units; and

“Termination” means the termination of the Executive’s employment under this Agreement however caused, whether lawful or not, and “Termination Date” means the date of Termination.

1.2In this Agreement, unless the context otherwise requires:

1.2.1words in the singular include the plural and, in the plural, include the singular;

1.2.2any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

1.2.3the headings are inserted for convenience only and shall not affect its construction;

1.2.4reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension or re-enactment and includes any subordinate legislation for the time being in force made under it;

1.2.5the Schedules shall form part of this Agreement, shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Schedules; and

1.2.6reference to any regulator or other body includes a reference to any successor.

2.Term of Employment

2.1Subject to satisfaction of the pre-conditions in clause 3.1, the Executive’s employment under the terms of this Agreement shall commence on the Commencement Date. Subject to clauses 3 (Pre-Conditions and Warranties), 27 (Payment in Lieu of Notice) and 28 (Termination Without Notice), this Agreement, and the Executive’s employment under it, can be terminated by either party giving the other not less than six months’ prior notice in writing at any time.

2.2No previous employment with the Company or any other employer counts as part of the Executive’s period of continuous employment with the Company.
2.3No probationary period applies to the Executive’s employment.

3.Pre-Conditions and Warranties

3.1The Executive’s employment under this Agreement is conditional upon:

Exhibit 10.1
3.1.1the Executive having produced to the Company for inspection original documents proving the Executive’s right to work lawfully in the United Kingdom;

3.1.2the Company having obtained and being satisfied with the results of such screening as the Company shall determine; and

3.1.3the Executive entering into the Grantee Confidentiality and Restrictive Covenant Agreement with the Company prior to the Commencement Date.

3.1.4the Executive having produced proof of a Bachelor degree from University of Edinburgh.

3.2The Executive represents and warrants that:

3.2.1all information provided to the Company by or on behalf of the Executive during the recruitment process is true, complete and not misleading;

3.2.2the Executive is entitled to work in the United Kingdom without any additional approvals; and

3.2.3the Executive is not prevented by the terms of any agreement or court order from commencing employment with the Company on the Commencement Date and that there are no express or implied terms of any contract with (or other obligation to) any third party that could prevent or hinder the performance of the Executive’s duties to any Group Company.

3.3It is a condition of this employment that the Executive has and maintains during the course of this employment, valid United Kingdom immigration permission which permits the Executive to be employed by the Company in the role for which the Executive is employed. The Executive must notify the Company immediately if at any time the Executive does not meet this condition. The Executive must produce to the Company for inspection the documents proving this right to the Company’s satisfaction prior to the Commencement Date and otherwise upon request.

3.4If the Executive fails to satisfy any of the pre-conditions in clause 3.1, is in breach of any of the warranties in clause 3.2 or fails to satisfy any of the conditions set out in clause 3.3

Exhibit 10.1
then the Company shall be entitled to terminate this Agreement and the Executive’s employment under it immediately without notice with no liability to make any payment or otherwise to the Executive.

4.Duties

4.1The Executive shall serve the Company as the President International of the Company or in such other role/s as the Chief Executive Officer of The Hershey Company (“CEO”) or Board may reasonably determine.

4.2The Executive acknowledges that they are a fiduciary of the Company and the Group Companies. During the employment the Executive shall:

4.2.1devote the whole of their working time, attention and abilities to the business of the Company and any other Group Company for which the Executive is required to work from time to time;

4.2.2faithfully and diligently exercise such powers and perform such duties for each Group Company as may from time to time be assigned by the Company;

4.2.3comply with all reasonable and lawful directions given by the Company;

4.2.4promptly make such reports to the CEO or Board in connection with the affairs of each Group Company on such matters and at such times as are reasonably required;

4.2.5report their own wrongdoing (including, without limitation, any act or omission which constitutes a breach of this Agreement) and any wrongdoing or proposed or potential wrongdoing of any other employee, officer or consultant of any Group Company (including any act or omission which might reasonably constitute a breach of the duties owed by that person to any Group Company) to the CEO or Board immediately on becoming aware of it;

4.2.6use their utmost endeavours to promote, protect, develop and extend the business of each Group Company;

4.2.7comply with their common law, statutory, regulatory and fiduciary duties;

4.2.8use best endeavours to ensure that each Group Company complies in all material respects with the rules, procedures, policies and codes of any professional organisation or association of which it is a member;

4.2.9exercise the Executive’s powers jointly with such other person that the Company may appoint; and

Exhibit 10.1
4.2.10at all times conduct the business of each Group Company for which the Executive is responsible in a lawful and ethical manner.

5.Policies and Procedures

5.1The Executive will read and comply strictly at all times with:

5.1.1any rules, policies and procedures of any Group Company that apply to the Executive at all times including, without limitation, its Code of Conduct, Code of Ethics, Data Protection policy, Insider Trading policy, Anti-Trust policy, Appropriate Use policy, Discrimination and Harassment policies, and Anti-Fraud/Bribery/Corruption policies; and

5.1.2any other laws, regulations and codes material to the conduct of the business of the Company or any Group Company.

5.2Although the Company’s rules, policies and procedures do not form part of this Agreement, and may be varied from time to time, failure to comply with them will be a breach of this Agreement and may result in disciplinary action up to and including dismissal.

5.3The Company shall have the right to appoint a person to act jointly with the Executive and, if the CEO or Board considers it necessary or expedient to do so the CEO or Board may transfer some or all of the Executive’s duties to another person.

6.Place of Work

6.1The normal place of work of the Executive is the Executive’s home address of 73 Abbey Gardens, Upper Wollhampton, Reading, Berkshire, RG7 5TZ or such other location as the Company may require from time to time.

6.2The Executive agrees to travel on any business of any Group Company (both within the United Kingdom and abroad) as may be required for the proper performance of the Executive’s duties.

6.3It is not anticipated that the Executive will be required to work outside the United Kingdom for any continuous period of more than one month.
Where the Executive is permitted to work from home the Executive will comply with the Company’s Remote Working Policies and will only work from a home in the United Kingdom.

7.Hours of Work

7.1The Executive will work such hours as are required for the proper and efficient performance of their duties. These hours may be varied by the Company in its sole and absolute discretion.

Exhibit 10.1
7.2The Executive agrees that the limit on weekly working time contained in Regulation 4 of The Working Time Regulations 1998 does not apply because Regulation 20 applies to the Executive.

8.Salary

8.1The Executive shall be paid a basic salary of £520,000 per annum subject to deductions required by law. The Executive’s salary shall accrue from day to day, shall be payable in equal monthly instalments on or about the 25th of each month.

8.2The Company may deduct from the salary or any other sums payable to the Executive any money owed to any Group Company by the Executive, including without limitation any overpayment made by the Company to the Executive. Without limitation to this, the Executive will reimburse the Company upon demand for the personal use of any Company credit card, any other unauthorized transactions entered into by the Executive or any overpayments made to the Executive. The Company shall be entitled to deduct such employee pension contributions from the Executive’s salary as may be required.

9.Expenses

The Company shall reimburse any reasonable travel, hotel, entertainment and other out of pocket expenses wholly, exclusively and necessarily incurred by the Executive in the proper performance of the Executive’s duties under this Agreement subject always to the rules and policies of the Company from time to time and subject to the Executive providing receipts or other evidence of payment as the Company may require.

10.Sign-On Bonus

10.1The Executive shall be entitled to receive a Sign-on bonus of £30,000 (the “Sign-On Bonus”) (subject to deductions required by law) as an initial and one-off sign on bonus payment. The Sign-On Bonus will be paid as a lump sum within 30 days of the Commencement Date (the “Sign-On Payment Date”) unless the Executive gives notice of resignation, or their employment terminates for any reason prior to the Sign-On Payment Date.

10.2In the event that the Executive has given notice to the Company to terminate their employment under clause 2.1, they shall be required to repay to the Company (on demand, within one week of the Termination Date) a proportion of the gross Sign-On Bonus as set out below and that this will be recoverable as a debt as follows:

Exhibit 10.1
10.2.1where the Termination Date however caused is up to the first six (6) months following the Commencement Date: 100%
10.2.2where the Termination Date however caused is more than six (6) months and up to twelve (12) months after the Commencement Date: 75%
10.2.3where the Termination Date however caused is more than twelve (12) months and up to eighteen (18) months following the Commencement Date: 50%
10.2.4where the Termination Date however caused is more than eighteen (18) months after the Commencement Date: 25%
10.2.5where the Termination Date however caused is more than twenty-four (24) months after the Commencement Date: 0%
10.3In each case, the Executive agrees that any amount that is repayable under this clause may be collected by the Company, either directly or indirectly, from any:

10.3.1payment of any kind due to the Executive from the Company including, without limitation, accrued salary, holiday pay, final salary, and expense reimbursements to the fullest extent permitted by applicable law; and/or
10.3.2the forfeiture or cancellation of any equity interest owned by the Executive in any Group Company, whether now existing or hereafter formed, and regardless of the form such equity interest takes (e.g., RSUs, PSUs, or otherwise).
11.In-Lieu of Bonus

11.1The Executive shall be entitled to receive an in-lieu of bonus of £235,000 the “In-Lieu of Bonus”) (subject to deductions required by law) as an initial and one-off bonus payment to compensate the Executive for the bonus that they would forfeit from the former employer. The In-Lieu of Bonus will be paid as a lump sum within 30 days of the Commencement Date (the “In-Lieu of Bonus Payment Date”) unless the Executive gives notice of resignation, or their employment terminates for any reason prior to the In-Lieu of Bonus Payment Date.

11.2In the event that the Executive has given notice to the Company to terminate their employment under clause 2.1, they shall be required to repay to the Company (on demand, within one week of the Termination Date) a proportion of the gross In-Lieu of Bonus as set out below and that this will be recoverable as a debt as follows:

11.2.1where the Termination Date however caused is up to the first six (6) months following the Commencement Date: 100%
11.2.2where the Termination Date however caused is more than six (6) months and up to twelve (12) months after the Commencement Date: 75%

Exhibit 10.1
11.2.3where the Termination Date however caused is more than twelve (12) months and up to eighteen (18) months following the Commencement Date: 50%
11.2.4where the Termination Date however caused is more than eighteen (18) months after the Commencement Date: 25%
11.2.5where the Termination Date however caused is more than twenty-four (24) months after the Commencement Date: 0%
11.3In each case, the Executive agrees that any amount that is repayable under this clause may be collected by the Company, either directly or indirectly, from any:

11.3.1payment of any kind due to the Executive from the Company including, without limitation, accrued salary, holiday pay, final salary, and expense reimbursements to the fullest extent permitted by applicable law; and/or
11.3.2the forfeiture or cancellation of any equity interest owned by the Executive in any Group Company, whether now existing or hereafter formed, and regardless of the form such equity interest takes (e.g., RSUs, PSUs, or otherwise).
12.Incentive Programs

12.1Subject to the rules of the Company’s One Hershey Incentive Program (the “Program”), the Executive shall be entitled to participate in the Program, on such terms and taking into account such factors as the Company may decide, in its sole and absolute discretion, which may include, without limitation such financial and non-financial targets as the Company may communicate from time to time which shall provide the Executive with an opportunity to be considered each year for a target entitlement equivalent to 85% of the Executive’s basic salary (or a pro rata amount based on the Executive’s Commencement Date in for the 2026 or 2027 bonus). Any bonus, if payable, shall usually be paid in March following the relevant calendar year. The Company shall be entitled to determine whether such targets have been met and where such targets have been met in full or part shall have a discretion to determine whether to make payments and, if so, in what amount and when.

12.2The Company may suspend, alter or discontinue any bonus payment(s) or any bonus plan and its eligibility requirements at any time (whether generally or in relation to the Executive only) at its sole and absolute discretion. If the Executive receives any bonus payment the Company is not obliged to make any further bonus payments and any bonus payment will not become part of the Executive's contractual remuneration or fixed salary. To be eligible to receive a bonus payment, the Executive must be in the Company's employment and not under notice of termination, given or received on the date that the bonus is paid. Bonus entitlement does not accrue in the course of a year, and the Executive is not entitled to payment of a bonus, or any pro rata portion of it, if the Executive leaves employment prior to the date that the bonus is paid.

12.3The Executive shall not be eligible to be considered for any bonus nor shall any bonus be paid if the Executive (or any matter for which the Executive is directly or indirectly responsible) is subject to any disciplinary action or investigation (whether internal or

Exhibit 10.1
external) at the date any bonus is being considered and/or at the bonus payment date (as applicable) although the Company may reconsider the matter upon the conclusion of the disciplinary action or investigation in question.

13.LTI at Target

13.1The Executive will be eligible to participate in The Hershey Company’s Long-Term Incentive Program (“LTIP”). LTIP is for a select group of Group Company leaders focused on delivering long-term shareholder value. Eligibility for long-term equity awards is reviewed on an annual basis, and participation is and remains strictly subject to approval by The Hershey Company’s Compensation and Human Capital Committee of the Board of Directors (in its absolute and sole discretion) and the LTIP Plan Documentation (as defined in clause 13.3) at all times. The Executive’s annual long-term equity target is USD 1,350,000 (the “LTI at Target”), which is intended to be comprised as follows:

(a)RSUs with a value of USD 472,500; and
(b)PSUs with a value of USD 877,500,
and will be reviewed each year by The Hershey Company’s Compensation and Human Capital Committee of the Board of Directors.

13.2Subject to the warranties and pre-conditions at clause 3 being satisfied and provided that the Executive remains continuously employed by the Company under this Agreement at November 1, 2026 in good standing and not under notice, whether given or received by the Company, and save as provided by clause 13.3, the Executive will be granted LTI at Target from January 1, 2027 (although no contractual commitment is given to the timing of the grant).

13.3Any entitlement to LTI at Target and the Executive’s participation in the LTIP under this clause is strictly subject to the rules of the LTIP plan, the grant documentation, applicable vesting schedule (all as the relevant issuing Group Company may determine and as may be amended from time to time) (the” LTIP Plan Documentation”) and the Executive’s execution of such documentation. Nothing in this Agreement shall override the terms of the LTIP Plan Documentation.

14.New Hire Equity

14.1Subject to the warranties and pre-conditions at clause 3 being satisfied and provided that the Executive remains continuously employed by the Company under this Agreement in good standing on October 31, 2026, and not under notice, whether given or received by the Company, the Executive will receive a one-time grant at a target of USD 675,000 as at the Grant Date, which is intended to be comprised as follows:

Exhibit 10.1
(a)RSUs with a value of USD 236,250, referenced by the closing price of the stock on the Grant Date and subject to the LTIP Plan Documentation, with the RSUs vesting in 33.33% increments over the next three years; and
(b)PSUs with a value of USD 438,750, referenced by the closing price of the stock on the Grant Date with target PSU grants intended to be made annually with a three-year performance cycle,
(together the “New Hire Equity”).
14.2Save as provided by clause 14.3 , the New Hire Equity will be awarded to the Executive on the Grant Date.

14.3Any entitlement to New Hire Equity under this clause is strictly subject to at all times the rules of the LTIP Plan Documentation and the Executive’s execution of such documentation. Nothing in this Agreement shall override the terms of the LTIP Plan Documentation.

15.One-Time Equity

15.1Subject to the warranties and pre-conditions at clause 3 being satisfied and provided that the Executive remains continuously employed by the Company under this Agreement at the Grant Date in good standing and not under notice, whether given or received by the Company], the Executive will receive a one-time grant of RSUs in The Hershey Company with a value of USD 1,750,000 referenced by the closing price of the stock as at the Grant Date, as compensation for equity forfeited from her prior employer (the “One-Time Equity”).

15.2Save as provided by clause 15.3, the One-Time Equity award will be awarded to the Employee on the Grant Date and will be subject to 2-year ratable vesting.

15.3Any entitlement to One-Time Equity under this clause is subject to the rules of the relevant plan/program, the grant documentation and applicable vesting schedule as the relevant Group Company may determine and as may be amended from time to time (and your execution of the documentation relating to the same). Nothing in this Agreement shall override such terms.
15.4Any awards received by the Executive pursuant to any of the plans referenced in clauses 13 to 15 inclusive are provided to the Executive solely by the relevant issuing Group Company only. As such benefits received pursuant to such awards are separate from the Executive’s employment relationship with and compensation received from the Company. Any awards granted to the Executive do not entitle the Executive to receive additional grants under the same or any other similar plan in the future.

Exhibit 10.1
16.Pensions

16.1The Company shall comply with the employer pension duties in respect of the Executive in accordance with Part 1 of the Pensions Act 2008. Details will be provided to the Executive as required by law. Unless the Executive opts out, the Company will make a pension contribution equivalent to 12% of the Executive’s basic salary each month during the employment into the DC pension plan based on statutory requirements up to qualifying earning, limit, updated annually. The remaining amount above the statutory requirements will be provided as a lump sum in December as income to invest as you choose for your retirement.

16.2The Executive’s participation in the Company’s pension arrangements is subject to the rules of the relevant scheme and the statutory requirements as each are varied from time to time. The Company reserves the right to change the scheme provider, the funds available, the charging structure and the default fund from time to time.

17.Other allowances

17.1The Executive will be entitled to the following annual allowances (subject to deductions required by law):

17.1.1a contribution of £11,200 in respect of financial advice; and
17.1.2a contribution of £1,100 in respect of tax preparation, subject to the Executive providing evidence of receipt of the relevant advice to the Company and the Company’s policies and procedures in force from time to time.

18.Benefit Plans

18.1The Executive shall, during employment, be eligible to participate in the following benefit plans operated by the Company:

18.1.1health insurance for the Executive, their spouse, civil partner and/or any unmarried children under 24; and

18.1.2life assurance.

18.2The Executive’s participation in the benefit plans referred to in this clause are subject to:

18.2.1the terms of that benefit plan, as amended or replaced from time to time;

18.2.2the rules or the insurance policy of the relevant benefit provider, as amended or replaced from time to time; and

18.2.3the Executive satisfying the normal underwriting requirements of the relevant benefits provider (which may involve a medical and/or a medical questionnaire) and the premium being at a rate which the Company considers reasonable.

Exhibit 10.1
18.3The Company’s obligation under this clause is limited to paying premiums to the relevant benefits provider. If the benefit provider refuses to accept a claim under the relevant benefit plan or refuses to provide a benefit (in whole or in part), the Company shall have no obligation or responsibility to make any payment or provide any benefit to or in respect of the Executive or to challenge that decision or to compensate the Executive or their spouse, civil partner or children.

18.4The Company, in its sole and absolute discretion, reserves the right to replace, amend or discontinue each benefit plan (including the level of coverage, the provider or the policy) at any time notwithstanding any adverse impact that such change may have on any current or prospective benefit of the Executive under such schemes. The Company shall not be liable to provide the Executive with any replacement benefit of the same or similar kind or to pay any compensation in lieu of such benefit.

19.Car Allowance
19.1The Company shall pay the Executive a car allowance of £12,000 per annum. This allowance will be paid in equal monthly instalments with the Executive's salary less income tax and national insurance contributions. The car allowance will not be treated as part of basic salary for any purpose and shall not be pensionable.

19.2The allowance shall be deemed to include all the costs of the licence, insurance premiums and running costs of the car.

19.3The Executive shall immediately inform the Company if they are disqualified from driving and if disqualified, they shall cease to be entitled to receive the allowance. The Executive shall ensure that a valid certificate of car insurance is maintained at all times. The Executive shall on request provide the Company with a copy of their car insurance and driving licence.

19.4The car allowance does not constitute a contractual entitlement and can be varied or withdrawn by the Company, at its sole discretion, at any time. The Executive shall not be entitled to any car allowance during any period during which they are in receipt of benefits under the Company's permanent health insurance scheme.

20.Holidays

20.1It is important that the Executive takes their holiday entitlement and the Company encourages the Executive to take their full holiday entitlement each year. During the Executive's employment, the Executive shall be entitled to 26 days' paid holiday in each holiday year together with the usual public holidays in England to be taken at times convenient to the Company and authorized in advance in accordance with the Company's holiday policy/usual practices.

20.2The Executive will be permitted to participate in the Company’s “Track Free Time Off” program, subject to the policies and procedures, a copy of which is available from Human Resources.

Exhibit 10.1
20.3The Company's holiday year runs between January 1 and December 31. If the Executive’s employment commences or terminates part way through a holiday year, the Executive's entitlement during that holiday year shall be calculated on a pro rata basis rounded up to the nearest whole day.

20.4The Executive shall have no entitlement to any payment in lieu of accrued but untaken holiday except on Termination. Subject to the Company exercising its right to require the Executive to take any accrued but unused holiday entitlement in clause 20.6, on Termination the Executive will be entitled to pay in lieu of any accrued but untaken holiday for the holiday year in which termination takes place plus any untaken days permitted to be carried forward in the Company’s holiday policy or as required by law. The amount of such payment in lieu shall be 1/260th of the Executive’s salary for each untaken day of entitlement.

20.5If on Termination the Executive has taken in excess of their accrued holiday entitlement, the Company shall be entitled to recover from the Executive by way of deduction from any payments due to the Executive or otherwise, one day's pay for each excess day calculated at 1/260th of the Executive’s salary.

20.6If either party has served notice to terminate the Executive’s employment, the Company may require the Executive to take any accrued but unused holiday entitlement during the notice period. Any accrued but unused holiday entitlement shall be deemed to be taken during any period of Garden Leave.

21.Sickness

21.1The Executive will be entitled to statutory sick pay in accordance with the prevailing rules of the statutory sick pay scheme. Any further payments will be discretionary, non-contractual and may be discontinued at any time.

21.2The Executive must comply with the Company’s sickness absence notification procedures. Any period of absence of up to seven consecutive calendar days may be self-certified and any period of absence of more than seven consecutive calendar days must be supported by doctor’s certificate.

21.3The Executive consents to undergo a medical examination by a doctor nominated by the Company at the Company’s request and expense. The Executive accepts that the Company may require the Executive to provide consent for any medical report produced in connection with any such examination to be disclosed to the Company and the Company may discuss the contents of any such report with the relevant doctor or the Company’s legal advisers.

21.4The Company may terminate the Executive’s employment in accordance with this Agreement for any reason (including, without limitation on the grounds of incapability) notwithstanding that such termination may deprive the Executive of Company Sick Pay and/or any current, future or prospective benefit scheme, including without limitation any applicable health insurance or permanent health insurance plan or other benefits.

Exhibit 10.1
22.Directorships

22.1The Executive shall, if requested by the Company during the employment, serve as director of any Group Company as required by the Company from time to time. If so appointed, the Executive will:

22.1.1comply with their duties as a director, including under the Companies Act 2006, and the articles of association (as amended from time to time) of any Group Company of which the Executive is a director or otherwise responsible; and

22.1.2not do anything that would cause the Executive’s disqualification as a director.

22.2On Termination or at any time at the Company’s request, the Executive shall:

22.2.1immediately resign, without any claim for compensation, from any directorships in any Group Company; and

22.2.2transfer to the Company or as it may direct, without payment, any shares or other securities held by the Executive in any Group Company, which are held as a nominee or trustee for or for the benefit of, any Group Company and deliver to the Company the related certificates and do all acts or things necessary to give effect to the same.

22.3Except with the prior approval of the Board or as required by this Agreement the Executive shall not resign as a director of any Group Company.

22.4By way of security for the Executive’s obligations under this Agreement, the Executive hereby irrevocably appoints the Company to be their attorney to execute and do any such instrument or thing and generally to use the Executive’s name for the purpose of giving the Company or its nominee the full benefit of this clause.

23.Outside Activities and Interests

23.1The Executive shall not during the employment except as a representative of the Company or with the CEO and/or Board’s prior written consent (whether directly or

Exhibit 10.1
indirectly, paid or unpaid) be employed, engaged, concerned or interested in any other actual or prospective business, organization, occupation or profession.

23.2Nothing in this Agreement shall prevent the Executive from holding an investment by way of shares or other securities in any entity listed or dealt on a recognized stock exchange (a “Permitted Investment”) provided always that during the term of the employment the Permitted Investment shall not constitute more than 3% of the issued share capital of the entity concerned and provided always that this does not give rise to any conflict of interest with the Company or any Group Company.

24.Confidential Information

24.1The Executive acknowledges that prior to or during the employment the Executive will have access to Confidential Information. The Executive therefore agrees to accept the restrictions in this clause 24.

24.2Without prejudice to the Executive’s common law and fiduciary duties, and subject to clause 25 and Schedule 2, the Executive shall not prior to or during employment or at any time after Termination (howsoever arising) and whether for their own benefit or for the benefit of any third party or otherwise:

24.2.1use any Confidential Information;

24.2.2make or use any Copies; or

24.2.3disclose to any person, company or other organisation whatsoever or publish any Confidential Information, except in the proper course of the Executive's duties, or as authorized by the CEO or Board in writing.

24.3The Executive shall be responsible for protecting the confidentiality of the Confidential Information and shall:

24.3.1use best endeavours to prevent the misuse or unauthorised disclosure or publication of Confidential Information by any person, company or organization; and

24.3.2inform the Company immediately on becoming aware, or suspecting, that any such misuse or disclosure or publication has taken or may take place.

24.4All Confidential Information and Copies shall be the property of the Company.

24.5Save as authorized by the CEO or Board, the Executive shall not at any time prior to, during employment or after its termination (however caused) make or publish any

Exhibit 10.1
comment regarding the business of any Group Company or any of its current or former employees or directors to the media (including on social media).
25.Raising Concerns at Work and Exceptions to Confidential Information Restrictions

25.1It is the Company’s clear policy to operate in an ethical and lawful manner and to foster an environment which facilitates the internal reporting of matters of concern. It is the duty of the Executive to report to the CEO or Board any material breach by any Group Company of their legal or regulatory obligations of which the Executive is aware. Concerns should be reported, in writing, to the CEO or Board.
25.2Nothing in this Agreement prevents the Executive from making any of the disclosures set out in SCHEDULE 2.

25.3Nothing in this Agreement is intended to prevent or inhibit any report, disclosure or co-operation referred to in clause 25.2 or SCHEDULE 2 (“Disclosure”) or to influence the substance of such Disclosure.

26.Intellectual Property

26.1The Executive shall disclose to the Company details of all Inventions and of all works embodying Intellectual Property Rights made solely or jointly with others at any time during the course of employment which relate to, or are capable of being used in, the business of any Group Company whether or not in the course of their ordinary duties and whether or not made in working time (together, the “Company IP”). The Executive acknowledges that all Intellectual Property Rights subsisting (or which may in the future subsist) in such Company IP shall automatically, on creation, vest in the Company absolutely. To the extent that the Company IP does not vest automatically in the Company the Executive hereby assigns to the fullest extent permitted by law all right, title and interest in the Company IP to the Company with full title guarantee by way of a present assignment of all future rights and shall otherwise hold them on trust for the Company. The Executive agrees promptly to execute all documents and to do all acts as may, in the opinion of the Company, be necessary or desirable to give the Company full benefit of this clause.

26.2The Executive irrevocably waives all “moral rights” under the Copyright, Designs and Patents Act 1988 (and, to the fullest extent permitted by law, all similar rights in other jurisdictions) which the Executive has or will have in any Company IP.

26.3By way of security for the Executive's obligations under this Agreement, the Executive irrevocably appoints the Company to be the Executive's attorney to execute any instrument or to do anything and generally to use the executive's name for the purpose of giving the Company or its nominee the benefit of this clause. The Executive acknowledges in favour of a third party that a certificate in writing signed by the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

26.4The Executive agrees that the Executive’s work for the Company will be the Executive’s own original work and the Executive will not violate the intellectual property rights of third parties. The Company does not want and does not need any confidential

Exhibit 10.1
information relating to any former employer of the Executive and the Executive agrees not to copy, use or disclose such information.

27.Payment in Lieu of Notice

27.1The Company may, in its sole and absolute discretion, terminate this Agreement and the Executive’s employment under this Agreement at any time and with immediate effect by notifying the Executive that the Company is exercising its right under this clause 27 and that it will make a payment in lieu of notice ("PILON") to the Executive. The Executive’s employment will terminate immediately or on such date as the Company notifies the Executive in writing and any PILON due to the Executive in accordance with the provisions of this clause 27 will be paid within one month of the Termination Date. The PILON will be equal to the basic salary (as at the Termination Date) which the Executive would have been entitled to receive under this Agreement during the notice period (or, if notice has already been given, during the remainder of the notice period) less deductions required by law.

27.2The Executive shall have no right to receive a PILON unless the Company has exercised its discretion in clause 27.1. Nothing in this clause 27 shall prevent the Company from terminating the Executive’s employment in breach.

27.3Notwithstanding clause 27.1, the Executive shall not be entitled to any PILON if the Company would otherwise have been entitled to terminate the Executive’s employment under this Agreement without notice in accordance with clause 28. In that case the Company shall also be entitled to recover from the Executive any PILON or any instalments already made.

27.4The Company may, in its sole and absolute discretion, make the payment due under clause 27.1 either as a lump sum within one month of the Termination Date or in monthly instalments in arrear paid on the normal payroll dates starting with the month following the Termination Date and ending on the normal payroll date in the month when notice of termination would have expired.

28.Termination Without Notice

28.1The Company may terminate the Executive’s employment under this Agreement with immediate effect without notice and with no liability to make any further payment to the Executive (other than in respect of amounts accrued at the Termination Date) if in the reasonable opinion of the Company the Executive:

Exhibit 10.1
28.1.1is guilty of gross misconduct; or

28.1.2commits any serious or repeated breach or non-observance of any of the provisions of this Agreement or refuses or neglects to comply with any reasonable and lawful directions of the Company; or

28.1.3is grossly negligent or grossly incompetent in the performance of their duties; or

28.1.4is declared bankrupt or makes any arrangement with or for the benefit of their creditors or has a county court administration order made under the County Court Act 1984; or

28.1.5is convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed); or

28.1.6is disqualified from acting as a director or resigns as a director from the Company or any Group Company without the prior written approval of the Company; or

28.1.7commits any material breach of the Company’s policies or procedures; or

28.1.8is no longer eligible to work in the United Kingdom; or

28.1.9is guilty of any fraud or dishonesty or acts in any manner which brings or is likely to bring the Executive or any Group Company into disrepute or is materially adverse to the interests of any Group Company.

28.2The rights of the Company under clause 28.1 are without prejudice to any other rights that it might have at law to terminate the Executive’s employment or to accept any breach of this Agreement by the Executive as having brought the Agreement to an end. Any delay by the Company in exercising its rights to terminate shall not constitute a waiver thereof.

28.3The Company may suspend the Executive from any or all of the Executive’s duties during any period in which the Company is investigating any disciplinary matter involving the Executive or while any disciplinary procedure or regulatory investigation is outstanding. The Company may also suspend the Executive for such period as it considers fit if the Board considers that the Executive is failing to satisfactorily perform their duties or if the Board considers it necessary or expedient to do so to comply with its regulatory obligations or safeguard its legitimate interests. Any such suspension shall not constitute disciplinary action. During any period of suspension, the Company may impose the same conditions that apply to Garden Leave.

Exhibit 10.1
29.Garden Leave

29.1Following service of notice to terminate the employment by either party, or if the Executive purports to terminate the employment in breach of contract, the Company may, in its sole and absolute discretion, by written notice place the Executive on Garden Leave for the whole or any part of the remainder of the employment.

29.2During any period of Garden Leave:

29.2.1the Company shall be under no obligation to provide any work to the Executive and may revoke any powers the Executive holds on behalf of any Group Company;

29.2.2the Company may require the Executive to carry out alternative duties or to only perform such specific duties as are expressly assigned to the Executive, at such location (including the home of the Executive) as the Board may reasonably decide;

29.2.3the Company may appoint another person to carry out the Executive’s normal duties;

29.2.4the Executive shall continue to receive their basic salary which the Executive would have been entitled to receive under this Agreement were the Executive not on Garden Leave and to receive contractual benefits in the usual way subject to the terms of any benefit scheme or arrangement but shall not be entitled to receive any bonus, commission or other incentive in respect of the period of Garden Leave;

29.2.5the Executive shall remain an employee of the Company and bound by the terms of this Agreement (including any implied duties of good faith and fidelity);

29.2.6the Executive shall be contactable during each working day (except during any periods expressly taken as holiday in the usual way in accordance with the Company’s holiday policy);

29.2.7the Company may exclude the Executive from any premises of any Group Company, require the Executive to return any Group Company property and remove the Executive’s access from some or all of its information systems; and

29.2.8the Company may require the Executive not to contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client or other business contact of any Group Company as it may reasonably determine.

30.Obligations Upon Termination

30.1On Termination, or on the Company exercising its right to place the Executive on Garden Leave under clause 29, or at the Company’s request any time during the Executive’s employment, the Executive shall unless otherwise directed by the Company:

Exhibit 10.1

30.1.1immediately deliver to the Company:

a)all Confidential Information and Copies;

b)all property belonging to or leased by any Group Company in satisfactory condition, including, without limitation, all keys, security passes, identity badges, company credit cards, mobile telephones, computers, mobile devices, computer disks, tapes or other software storage media; and
c)all documents, books, materials, records, files, correspondence, papers, customer/ client lists, and other information relating to the business or affairs of any Group Company (on whatever media and wherever located) and any copies thereof relating to the business or affairs of any Group Company or its/their business contacts, which the Executive has in their possession or which is under the Executive’s control;

30.1.2absent a legal hold to the contrary, irretrievably delete any information relating to the business or affairs of any Group Company, including, without limitation, any Confidential Information and Copies and any such data and software which is licensed to any Group Company, that is stored on any magnetic or optical disk or memory or other equipment, including on any personal computer, personal device, personal email account, personal accounts on websites, and all matter derived from such sources which the Executive has in their possession or which is under the Executive’s control outside the premises of any Group Company;

30.1.3inform the Company of any passwords or other encryption used by the Executive on devices which are the property of any Group Company;
30.1.4provide a signed statement confirming full compliance with the obligations under this clause with such reasonable evidence of compliance as the Company may request; and

30.1.5not make publish or issue or cause to be made, published or issued any adverse, disparaging, untrue or derogatory statements concerning the Company, any Group Company, or any of their respective employees or officers or workers.

31.Post Termination Restrictions

The Executive agrees to be bound by the restrictive covenants contained in Schedule 1 to this Agreement.
32.Statutory Particulars

32.1The Executive is subject to the Company's disciplinary and grievance procedures, copies of which are available from Human Resources although the Company reserves the right to deviate from these procedures in light of the Executive’s seniority. These procedures do not form part of the Executive's contract of employment.

Exhibit 10.1

32.2If the Executive wishes to raise a grievance or appeal a disciplinary decision the matter should be raised in writing with Senior Vice President, General Counsel.

32.3There is no collective agreement which affects the Executive’s employment or this Agreement.
32.4The Company imposes mandatory training requirements in relation to the Executive and details of the Company’s policies regarding the provision of training are available from the Human Resources Department. The Company bears the cost of this training.

32.5The Executive may be eligible for other paid leave, including sick leave, maternity/paternity leave, adoption leave, shared parental leave, bereavement leave for immediate family as well as any other statutory leave entitlements under applicable UK legislation, in accordance with the Company’s current policies, provided that the Executive complies with the relevant statutory and other conditions and requirements in order to be entitled to the leave and pay. Copies of the Company’s policies (which do not form part of the Executive’s terms and conditions of employment) are available from Human Resources Department. Any payment made in relation to such leave will be:
32.5.1inclusive of any statutory entitlement to which the Executive may be entitled; and

32.5.2subject to:

(a)the terms of the relevant policy as amended from time to time by the Company in its sole and absolute discretion; and
the Company’s right to replace, amend or discontinue all and any benefits schemes in its sole and absolute discretion at any time.

33.Workplace Privacy

33.1The Company will collect and process information relating to the Executive and the Executive’s attention is drawn to the Company’s Personnel Privacy Notice which [is on the Company’s website.

33.2The Executive consents to the Company monitoring their communication and electronic equipment including, without limitation, the Company's telephone, chat and e-mail systems, information stored on the Company's computer equipment (including all electronically stored information that is the property of the Company), recordings from the Company's closed circuit television cameras and any other computer equipment or other device used by the Executive in the performance of their duties.

34.Indemnity and Assignment of Claims
34.1The Company will indemnify, hold the Executive harmless, and provide the Executive with a defense with respect to any civil claim, lawsuit, demand, or other legal proceeding, including any and all claims for damages, fees, expenses, and costs (including attorneys’ fees and court costs) (collectively “Claims”) brought against the

Exhibit 10.1
Executive because of, or related to, any act or service performed by the Executive as an employee of the Company, provided such act or service is within the scope of the Executive’s authority and is performed by the Executive in good faith and with the reasonable belief that such act or service is in the best interest of the Company. This indemnification is in addition to any coverage provided to the Executive by some other authority, including director and officer liability insurance.
34.2The Executive understands and agrees that, with respect to the Company’s performance of its indemnity obligations under this section, the Company has the exclusive right to select counsel for the Executive, make any decisions concerning settlement or other resolution, and otherwise control the Executive’s defense of Claims brought against the Executive. The Executive understands and agrees to fully cooperate with assigned counsel and make themself available to work with counsel and/or the Company in defending against any Claims. However, in the event a conflict of interest exists between the Company and the Executive that cannot be resolved via mutual waivers, the Company and the Executive agree to mutually select new independent counsel to solely represent the Executive at the Company’s expense for reasonable fees and costs. In all instances, the Company’s selection of counsel or decision to obtain separate counsel for the Executive will be done in consultation with the Executive and not unreasonably withheld by the Company.
35.General

35.1The Executive will, at the request of the Company at any time after the Termination Date, co-operate with and provide assistance to any Group Company in any internal investigation, administrative, regulatory, quasi-judicial proceedings or any threatened or actual litigation concerning any Group Company where the Executive is aware of any facts or other matters which the Company reasonably considers is relevant to such process or legal proceedings (including, but not limited to, giving a candid and accurate account of events, giving statements/affidavits, meeting with their legal and other professional advisers, attending any legal hearing and giving evidence) and shall not cooperate with or otherwise give any information to any other party unless legally required to do so in which case the Executive will (so far as they are legally permitted to do so) give advance notice to the Company.

35.2If the Executive’s employment is terminated at any time by reason of any reconstruction or amalgamation of any Group Company, whether by winding up or otherwise, and the Executive is offered employment with any concern or undertaking involved in or resulting from the reconstruction or amalgamation on terms which (considered in their entirety) are no less favourable to any material extent than the terms of this Agreement, the Executive acknowledges and agrees that there shall be no claim against the Company or any undertaking arising out of or connected with such termination.

35.3Executive will be eligible for the Executive Benefits Protection Program (“EBPP”) 3A, which sets forth benefits following a Change in Control, termination from employment without Cause or resignation for Good Reason. Cause and Good Reason following a Change in Control are terms defined in the EBPP 3A. The benefits under the EBPP are inclusive of any PILON, Garden Leave, and/or statutory entitlement to which the Executive may be entitled.

Exhibit 10.1

35.4This clause applies if the Executive subscribes for or is awarded shares in the Company or any Group Company or participates in any share option, restricted share, restricted share unit, long term incentive, carried interest, co-invest or any other form of profit sharing, incentive, bonus or equity plan or arrangement (each, an "Incentive") or may do so. Upon Termination, the Executive's rights (if any) in respect of each Incentive shall be solely determined by the articles of association, rules or other documents governing each Incentive which are in force on the Termination Date and the Executive hereby irrevocably waives all claims or rights of action in respect of the loss of any rights or benefits under or in respect of any Incentive granted or not yet granted to the Executive (including any loss relating to the lapse of, or their ineligibility to exercise, any share options, the value of any shares, the operation of any compulsory transfer provisions or the operation of any vesting criteria).

35.5A notice given to a party under this Agreement shall be in writing in the English language and delivered in accordance with the provisions of this clause 35.5. It shall be delivered:

35.5.1by hand (in the case of a notice to the Company) to the CEO or Chief Human Resources Officer of the Hershey Company (“CHRO”) or (in the case of a notice to the Executive) to the Executive;

35.5.2by first class post or other next day delivery service or by courier to the other party at the address given for that party in this Agreement or such other address as notified in writing from time to time; or
35.5.3by email (in the case of a notice to the Company) to the Company email address of the CEO or CHRO and (in the case of a notice to the Executive) to their personal email address, or at such other email address as notified in writing from time to time.
Any such notice shall be deemed to have been received, if sent by first class post or other next day delivery service at 9am on the next working day after posting, if delivered by hand or sent by courier at the time of delivery, and if sent by email at the time of transmission.

35.6This Agreement, any document referred to in it and the Grantee Confidentiality and Restrictive Covenant Agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter including without limitation the offer letter sent to the Executive on June 25, 2026.

35.7The Executive agrees that in entering into this Agreement the Executive does not rely on and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not expressly set out in this Agreement. The Executive waives any claim for innocent or negligent misrepresentation or negligent misstatement including in respect of any statement set out in this Agreement.

Exhibit 10.1
35.8No other variation or agreed termination of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorized representatives). If the Executive commences employment or continues in employment without executing a copy of this Agreement and fails to object within one month of the Commencement Date then the Executive will be deemed to have agreed to its terms.

35.9The Executive shall not be contractually entitled to receive any benefit from the Company which is not expressly provided for by this Agreement.

35.10This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same agreement.

35.11No provision of this Agreement is intended to be enforceable by a third party who is not a party to this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999.

35.12This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the Commonwealth of Pennsylvania, United States of America.

35.13Each party irrevocably agrees that the federal or state court for the United States District Court for the Middle District of Pennsylvania, or the Court of Common Pleas of Dauphin Country, Pennsylvania shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

Exhibit 10.1
SCHEDULE 1
POST TERMINATION RESTRICTIONS

(1)In this Schedule, the following terms not otherwise defined in the Agreement shall have the following meanings unless the context requires otherwise:

"Look Back Period" the period of 12 months before the Termination Date;

"Restricted Business" those parts of the business of the Company and any Group Company with which the Executive was either:

(a)involved to a material extent; or

(b)privy to Confidential Information, in each case during the Look Back Period.
"Restricted Client" any firm, company or person who, during the Look Back Period was either a client or customer of or was otherwise in the habit of dealing with the Company or any Group Company and with (or in relation to) whom or which the Executive either:

(a)had material personal contact; or

(b)was privy to Confidential Information, in each case during the Look Back Period.
"Restricted Person" anyone employed or engaged by or otherwise working for the benefit of the Company or any Group Company with (or in relation to) whom either the Executive:

(a)personally dealt to any material extent; or

(b)was privy to Confidential Information, in each case during the Look Back Period.
"Restricted Prospective Client" any firm, company or person who was a prospective client or customer of the Company or any Group Company with whom or which the Company or any Group Company has been in negotiations during the Look Back Period or had expended significant time or resources and with whom or which the Executive:

(a)had material personal contact; or

(b)was privy to Confidential Information,

in each case during the Look Back Period.

Exhibit 10.1
(2)To protect the Confidential Information, trade secrets and business connections of the Company and each Group Company to which the Executive has access as a result of the employment, the Executive covenants with the Company (for itself and as trustee and agent for each Group Company) that the Executive shall not:

(a)for twelve (12) month(s) after the Termination Date, solicit or endeavour to entice away from the Company or any other Group Company the business or custom of a Restricted Client in competition with any Restricted Business; or
(b)for twelve (12) month(s) after the Termination Date, be involved with the provision of products or services to (or otherwise have any business dealings with) any Restricted Client in the course of any business concern which is in competition with any Restricted Business; or
(c)for twelve (12) month(s) after the Termination Date, solicit or endeavour to entice away from the Company or any other Group Company the business or custom of a Restricted Prospective Client in competition with any Restricted Business; or
(d)for twelve (12) month(s) after the Termination Date, be involved with the provision of products or services to (or otherwise have any business dealings with) any Restricted Prospective Client in the course of any business concern which is in competition with any Restricted Business; or
(e)for twelve (12) month(s) after the Termination Date, in the course of any business concern, offer to employ or engage or otherwise endeavour to entice away from the Company or any other Group Company any Restricted Person; or
(f)for twelve (12) month(s) after the Termination Date, in the course of any business concern which is in competition with any Restricted Business, employ or engage or otherwise facilitate the employment or engagement of any Restricted Person, whether or not such person would be in breach of contract as a result of such employment or engagement; or
(g)for twelve (12) month(s) after the Termination Date, be employed by, work for the benefit of, engaged by, interested in or concerned with any business concern which is (or intends to be) in competition with any Restricted Business for the purposes of providing services the same as or similar to those the Executive provided to the Company or any Group Company; or
(3)The Executive covenants with the Company (for itself and as trustee and agent for each Group Company) that the Executive shall not at any time after the Termination Date, represent any connection with any Group Company in any Capacity, other than as a former employee, or use any registered business names or trading names associated with any Group Company.
(4)None of the restrictions in this Schedule shall prevent the Executive from:

Exhibit 10.1
(a)holding a Permitted Investment; or

(b)being engaged or concerned in any business concern insofar as the Executive’s duties or work shall relate solely to geographical areas where the business concern is not in competition with any Restricted Business.
(5)The restrictions imposed on the Executive by this Schedule apply to the Executive acting:

(a)directly or indirectly; and

(b)in any Capacity, on their own behalf or on behalf of, or in conjunction with, any firm, company or person.
(6)The periods for which the restrictions in paragraph (2)(a) to 2(g) above apply shall be reduced by any period that the Executive spends on Garden Leave immediately before the Termination Date.
(7)The Executive agrees that the restrictions contained in this Schedule shall apply in relation to all Restricted Clients notwithstanding that such Restricted Clients may have been introduced to the Company or any Group Company by the Executive.
(8)If the Executive receives an offer to be involved in a business concern in any Capacity during employment, or before the expiry of the restrictions set out in paragraph (2) above, the Executive shall give the person making the offer a copy of this Schedule and all relevant definitions and shall tell the Company the identity of that person as soon as possible after accepting the offer.
(9)Each sub-paragraph (2)(a) to (2)(g), each definition set out in this Schedule, each limb of each such definition and each operative word within each sub-paragraph or definition is agreed to be a separate and severable restriction, notwithstanding that they are combined together for the sake of brevity. The parties agree that if any such restrictions shall be held to be void but would be valid if part of: (a) the wording of such restriction were deleted, such restriction shall apply with such deletion or modification (including but not limited to a single word or words) as may be necessary to make it valid or effective; and (b) the wording of any definition were deleted, such restriction shall apply with such deletion or modifications (including but not limited to a single word or words) as may be necessary to make it valid or effective but the deletion or modification in that definition shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used.
(10)Notwithstanding that the duration of the restriction in sub-paragraph (2)(g) above (the “Non-Compete Period”) is necessary to protect the legitimate interests of the Group and is reasonable in scope and duration, if, after the date of this Agreement, legislation is enacted that would impose a statutory limit on the duration of such restriction, the Executive acknowledges and agrees that the Non-Compete Period shall be reduced in time to the maximum of such statutory limit with such deletion or modification to the wording of such restriction as may be necessary to make the restriction valid or effective in accordance with such legislation.

Exhibit 10.1
(11)If the employment of the Executive is transferred to any firm, company, person or entity other than a Group Company (the "New Employer") pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 2006, the Executive will, if required, enter into an agreement with the New Employer containing post termination restrictions corresponding to those restrictions in this Schedule, protecting the confidential information, trade secrets and business connections of the New Employer.
(12)The Executive shall indemnify each Group Company against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other professional costs and expenses) suffered or incurred by each Group Company arising out of or in connection with the Executive’s actual or alleged breach of the obligations set out in this Schedule or in the event the Executive asserts that the obligations set out herein are unenforceable.
(13)The Executive enters into each of the restrictions in this Schedule for the benefit of the Company on its own behalf and as trustee for each Group Company. The Executive will, at the request and expense of the Company, enter into a separate agreement with any Group Company in which the Executive agrees to be bound by restrictions corresponding to those restrictions in this Schedule in relation to that Group Company.
(14)The Executive has had the opportunity to obtain legal advice on the terms of this Agreement. The Executive acknowledges that the restrictions are necessary to protect the legitimate interests of the Group and are reasonable in scope and duration.

(15)The Executive acknowledges that if the Executive breaches the restrictions set out in this Schedule the Company will suffer irreparable loss, damages will not be an adequate remedy and the Company should be entitled to injunctive relief.

SCHEDULE 2 PERMITTED DISCLOSURES
The disclosures referred to in clause 25 of this Agreement are as follows:

1.making a "protected disclosure" within the meaning of Part 4A (Protected Disclosures) of the Employment Rights Act 1996;
2.in respect of criminal conduct where the Executive is or reasonably believes that they are a victim of that conduct (within the meanings of sections 1(1), 1(2) and 1(4) of the Victims and Prisoners Act 2024) to:
a.the police or any other body tasked with investigating or prosecuting crime (e.g. the Health and Safety Executive, Financial Conduct Authority, Information Commissioner’s Office, Serious Fraud Office), for the purpose of investigating or prosecuting the criminal conduct;
b.a qualified lawyer, for the purpose of seeking legal advice about the criminal conduct;

Exhibit 10.1
c.any individual who is entitled to practise a regulated profession (such as a regulated healthcare professional), for the purpose of obtaining professional support in relation to the criminal conduct;
d.any individual who provides a service to support victims, for the purpose of obtaining support from that service in relation to criminal conduct;
e.a regulator of a regulated profession for the purpose of co-operating with the regulator in relation to the criminal conduct;
f.the Criminal Injuries Compensation Authority, for the purpose of a claim for compensation in relation to relevant conduct under the Criminal Injuries Compensation Scheme or the Victims of Overseas Terrorism Compensation Scheme;
g.a court or tribunal, for the purpose of issuing or pursuing any proceedings in relation to a decision of the Criminal Injuries Compensation Authority made in connection with a claim mentioned in paragraph 2(f) above;
h.a person who is authorised to receive information on behalf of a person mentioned in paragraphs 2(a) to (f) above, or on behalf of a court or tribunal mentioned in paragraph 2(g), for the purpose mentioned in the paragraph in question;
i.a child, parent or partner of the person making the disclosure, for the purpose of obtaining support in relation to the criminal conduct,

provided that, in each case, such disclosure is not made for the primary purpose of releasing the information into the public domain.

3.making a disclosure permitted under sections 135 and 136 of the Employment Rights Act 2025;

Exhibit 10.1
4.disclosing information to any professional advisers, including legal, tax advisor and/or medical professionals or counsellors where it is necessary to do so for the purposes of receiving professional advice and provided that such person is also bound by a duty of confidentiality (which remains unwaived);
5.reporting an offence or suspected offence to the police or any other applicable law enforcement agency and/or cooperating with the police or any other applicable law enforcement agency regarding a criminal investigation or prosecution;
6.complying with an order from a court or tribunal to disclose or give evidence;

7.reporting misconduct, wrongdoing or any serious breach of regulatory requirements to any supervisory authority responsible for supervising or regulating the relevant matter in question and/or cooperating with any such supervisory authority (including giving evidence at a hearing); or
8.making any other disclosure as required by law or regulation.

Exhibit 10.1
EXECUTION:

This Agreement has been executed and delivered as a Deed and takes effect on the date stated at the beginning of it.

Exhibit 10.1
Executed as a deed by HERSHEY UK FINANCE LTD. acting by KATHLEEN PURCELL, a director,

in the presence of:
/s/Kathleen Purcell
.......................................
Signature
/s/Kathleen H. Miller
.....................................
Witness’s Signature
Name of witness    Kathleen H. Miller
Address of witness Occupation of witness

Assoc. Manager, Corporate Entity and Board Support

Signed as a deed by AMANDA ALMOND

in the presence of:

/s/Amanda Almond
.......................................
Signature
/s/Jason Almond
......................................
Witness’s Signature
Name of witness Address of witness

Occupation of witness

Jason Almond
.......................................
Retired